Snowflake Reports Financial Results for the Third Quarter of Fiscal 2025

•Product revenue of $900.3 million in the third quarter, representing 29% year-over-year growth
•Net revenue retention rate of 127%
•542 customers with trailing 12-month product revenue greater than $1 million
•754 Forbes Global 2000 customers
•Remaining performance obligations of $5.7 billion, representing 55% year-over-year growth

No-Headquarters/BOZEMAN, Mont. - November 20, 2024 - Snowflake (NYSE: SNOW), the AI Data Cloud company, today announced financial results for its third quarter of fiscal 2025, ended October 31, 2024.

Revenue for the quarter was $942.1 million, representing 28% year-over-year growth. Product revenue for the quarter was $900.3 million, representing 29% year-over-year growth. Net revenue retention rate was 127% as of October 31, 2024. The company now has 542 customers with trailing 12-month product revenue greater than $1 million and 754 Forbes Global 2000 customers, representing 25% and 8% year-over-year growth, respectively. Remaining performance obligations were $5.7 billion, representing 55% year-over-year growth. See the section titled “Key Business Metrics” for definitions of product revenue, net revenue retention rate, customers with trailing 12-month product revenue greater than $1 million, Forbes Global 2000 customers, and remaining performance obligations.

“Snowflake delivered a strong third quarter, with product revenue of $900 million, up 29% year-over-year, and remaining performance obligations of $5.7 billion, with year-over-year growth accelerating to 55%,” said Sridhar Ramaswamy, CEO of Snowflake. “Our obsessive drive to produce product cohesion and ease of use has built Snowflake into the easiest and most cost effective enterprise data platform. That is what’s leading us to win new logo after new logo, expand within our customer base, and displace our competition over and over again.”

Third Quarter Fiscal 2025 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the third quarter of fiscal 2025:

	Third Quarter Fiscal 2025 GAAP Results			Third Quarter Fiscal 2025 Non-GAAP Results(1)
	Amount (millions)	Year/Year Growth
Product revenue	$900.3	29%

	Amount (millions)	Margin		Amount (millions)	Margin
Product gross profit	$636.7	71%		$686.9	76%
Operating income (loss)	($365.5)	(39%)		$58.9	6%
Net cash provided by operating activities	$101.7	11%	(2)
Free cash flow				$78.2	8%
Adjusted free cash flow				$86.8	9%

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures, and the table titled “GAAP to Non-GAAP Reconciliations” for a reconciliation of GAAP to non-GAAP financial measures.

(2) Calculated as net cash provided by operating activities as a percentage of revenue.

Note: Fiscal year ends January 31. Numbers are rounded for presentation purposes.

Financial Outlook:

Our guidance includes GAAP and non-GAAP financial measures.

The following table summarizes our guidance for the fourth quarter of fiscal 2025:

	Fourth Quarter Fiscal 2025 GAAP Guidance		Fourth Quarter Fiscal 2025 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$906 - $911	23%

				Margin
Operating income				4%

			Amount (millions)
Weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders—diluted(2)			372

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

(2) The potential impact of future repurchases under our stock repurchase program is not reflected in our guidance for weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders—diluted due to the uncertainty regarding, and the potential variability of, the timing and amount of repurchases. Additionally, the dilutive effect of the shares issuable upon conversion of our 0% convertible senior notes due 2027 and 0% convertible senior notes due 2029 using the if-converted method, estimated to be approximately 20 million shares for the fourth quarter of fiscal 2025 based on the current conversion price, is reflected in our guidance for weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders—diluted. Upon conversion of such convertible senior notes, we may choose to satisfy our conversion obligations by paying or delivering, as the case may be, cash, shares of our common stock, or a combination of both.

The following table summarizes our guidance for the full-year fiscal 2025:

	Full-Year Fiscal 2025 GAAP Guidance		Full-Year Fiscal 2025 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue(2)	$3,430	29%

				Margin
Product gross profit				76%
Operating income				5%
Adjusted free cash flow				26%

			Amount (millions)
Weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders—diluted(3)			364

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

(2) The full-year fiscal 2025 product revenue guidance is based on the higher end of the fourth quarter fiscal 2025 guidance.

(3) The potential impact of future repurchases under our stock repurchase program is not reflected in our guidance for weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders—diluted due to the uncertainty regarding, and the potential variability of, the timing and amount of repurchases. Additionally, the dilutive effect of the shares issuable upon conversion of our 0% convertible senior notes due 2027 and 0% convertible senior notes due 2029 using the if-converted method, estimated to be approximately 7 million shares for the full-year fiscal 2025 based on the current conversion price starting from the issuance date of the convertible senior notes, is reflected in our guidance for weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders—diluted. Upon conversion of such convertible senior notes, we may choose to satisfy our conversion obligations by paying or delivering, as the case may be, cash, shares of our common stock or a combination of both.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. These factors could be material to our results computed in accordance with GAAP. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release. Our fiscal year ends January 31, and numbers are rounded for presentation purposes.

Convertible Senior Notes

In September 2024, we completed a private offering of $1.15 billion aggregate principal amount of 0% convertible senior notes due 2027 (2027 Notes) and $1.15 billion aggregate principal amount of 0% convertible senior notes due 2029 (2029 Notes, and together with the 2027 Notes, the Notes). The total proceeds from the Notes offering were approximately $2.27 billion, net of $31.2 million of debt issuance costs.

In connection with the Notes offering, we used a portion of the net proceeds from the offering to (i) pay the $195.5 million cost of the privately negotiated capped call transactions relating to each series of the Notes and (ii) repurchase $399.6 million of our common stock from purchasers of the Notes in the offering in privately negotiated transactions at a purchase price of $112.50 per share.

Conference Call Details

The conference call will begin at 3 p.m. Mountain Time on November 20, 2024. Investors and participants may attend the call by dialing (833) 470-1428 (Access code: 722726). For investors and participants outside the United States, see global dial-in numbers at https://www.netroadshow.com/events/global-numbers?confId=73127 (Access code: 722726).

The call will also be webcast live on the Snowflake Investor Relations website at https://investors.snowflake.com.

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days on the Snowflake Investor Relations website.

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at https://investors.snowflake.com.

Statement Regarding Use of Non‑GAAP Financial Measures

We report the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP Product gross profit, Operating income, Net income, Net income attributable to Snowflake Inc., and Net income per share attributable to Snowflake Inc. common stockholders—basic and diluted. Non-GAAP product gross profit, operating income, net income, and net income attributable to Snowflake Inc. are each defined as the respective GAAP measure, excluding, as applicable, the effect of (i) stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, (ii) amortization of acquired intangibles, (iii) expenses associated with acquisitions and strategic investments, (iv) amortization of debt issuance costs, (v) restructuring charges, (vi) adjustments attributable to noncontrolling interest, and (vii) the related income tax effect of these adjustments as well as the non-recurring income tax expense or benefit associated with acquisitions. Non-GAAP product gross margin is calculated as non-GAAP product gross profit as a percentage of product revenue. Non-GAAP operating margin is calculated as non-GAAP operating income as a percentage of revenue. Our non-GAAP net income per share attributable to Snowflake Inc. common stockholders—basic is calculated by dividing non-GAAP net income attributable to Snowflake Inc. by the weighted-average number of shares of common stock outstanding during the period. Our non-GAAP net income per share attributable to Snowflake Inc. common stockholders—diluted is calculated by dividing non-GAAP net income attributable to Snowflake Inc. by the non-GAAP weighted-average number of diluted shares outstanding, which includes (a) the effect of all potentially dilutive common stock equivalents (stock options, restricted stock units, employee stock purchase rights under our 2020 Employee Stock Purchase Plan), (b) the potential dilutive effect of the shares issuable upon conversion of the Notes using the if-converted method, and (c) the anti-dilutive impact, if any, of the capped call transactions entered into in connection with the Notes. The capped call transactions are expected to reduce the potential dilution to our common stock upon any conversion of the Notes under certain circumstances. Under GAAP, the anti-dilutive impact of the capped calls is not reflected in diluted shares outstanding until exercised. For the periods presented, there was no anti-dilutive impact of the capped calls. The potential dilutive effect of outstanding restricted stock units with performance conditions not yet satisfied is included in the non-GAAP weighted-average number of diluted shares at forecasted attainment levels to the extent we believe it is probable that the performance conditions will be met. Amounts attributable to noncontrolling interest were not material for all periods presented. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. Free cash flow is defined as net cash provided by operating activities reduced by purchases of property and equipment and capitalized internal-use software development costs. Cash outflows for employee payroll tax items related to the net share settlement of equity awards are included in cash flow for financing activities and, as a result, do not have an effect on the calculation of free cash flow. Free cash flow margin is calculated as free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

•Adjusted free cash flow. Adjusted free cash flow is defined as free cash flow plus (minus) net cash paid (received) on employer and employee payroll tax-related items on employee stock transactions. Employee payroll tax-related items on employee stock transactions are generally pass-through transactions that are expected to have a net zero impact on free cash flow over time, but that may impact free cash flow in any given fiscal quarter due to differences between the time that we receive funds from our employees and the time we remit those funds to applicable tax authorities. We believe that excluding the effects of these payroll tax-related items will enhance stockholders' ability to evaluate our free cash flow performance, including on a quarter-over-quarter basis. Adjusted free cash flow margin is calculated as adjusted free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.

Key Business Metrics

We monitor our key business metrics, including (i) free cash flow and (ii) the other metrics set forth below to help us evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for the definition of free cash flow. The calculation of our key business metrics may differ from other similarly titled metrics used by other companies, securities analysts, or investors.

•Product Revenue. Product revenue is a key metric for us because we recognize revenue based on platform consumption, which is inherently variable at our customers’ discretion, and not based on the amount and duration of contract terms. Product revenue is primarily derived from the consumption of compute, storage, and data transfer resources by customers on our platform. Customers have the flexibility to consume more than their contracted capacity during the contract term and may have the ability to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal. Our consumption-based business model distinguishes us from subscription-based software companies that generally recognize revenue ratably over the contract term and may not permit rollover. Because customers have flexibility in the timing of their consumption, which can exceed their contracted capacity or extend beyond the original contract term in many cases, the amount of product revenue recognized in a given period is an important indicator of customer satisfaction and the value derived from our platform. Product revenue excludes our professional services and other revenue.

•Net Revenue Retention Rate. To calculate net revenue retention rate, we first specify a measurement period consisting of the trailing two years from our current period end. Next, we define as our measurement cohort the population of customers under capacity contracts that used our platform at any point in the first month of the first year of the measurement period. The cohorts used to calculate net revenue retention rate include end-customers under a reseller arrangement. We then calculate our net revenue retention rate as the quotient obtained by dividing our product revenue from this cohort in the second year of the measurement period by our product revenue from this cohort in the first year of the measurement period. Any customer in the cohort that did not use our platform in the second year remains in the calculation and contributes zero product revenue in the second year. Our net revenue retention rate is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our net revenue retention rate for historical periods reflecting these adjustments. Since we will continue to attribute the historical product revenue to the consolidated contract, consolidation of capacity contracts within a customer’s organization typically will not impact our net revenue retention rate unless one of those customers was not a customer at any point in the first month of the first year of the measurement period.

•Customers with Trailing 12-Month Product Revenue Greater than $1 Million. To calculate the number of customers with trailing 12-month product revenue greater than $1 million, we count the number of customers under capacity arrangements that contributed more than $1 million in product revenue in the trailing 12 months. For purposes of determining our customer count, we treat each customer account, including accounts for end-customers under a reseller arrangement, that has at least one corresponding capacity contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We do not include customers that consume our platform only under on-demand arrangements for purposes of determining our customer count. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our customer count for historical periods reflecting these adjustments.

•Forbes Global 2000 Customers. Our Forbes Global 2000 customer count is a subset of our customer count based on the 2024 Forbes Global 2000 list. Our Forbes Global 2000 customer count is subject to adjustments for annual updates to the list by Forbes, as well as acquisitions, consolidations, spin-offs, and other market activity with respect to such customers, and we present our Forbes Global 2000 customer count for historical periods reflecting these adjustments.

•Remaining Performance Obligations. Remaining performance obligations (RPO) represent the amount of contracted future revenue that has not yet been recognized, including (i) deferred revenue and (ii) non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods. RPO excludes performance obligations from on-demand arrangements and certain time and materials contracts that are billed in arrears. Portions of RPO that are not yet invoiced and are denominated in foreign currencies are revalued into U.S. dollars each period based on the applicable period-end exchange rates. RPO is not necessarily indicative of future product revenue growth because it does not account for the timing of customers’ consumption or their consumption of more than their contracted capacity. Moreover, RPO is influenced by a number of factors, including the timing and size of renewals, the timing and size of purchases of additional capacity, average contract terms, seasonality, changes in foreign currency exchange rates, and the extent to which customers are permitted to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal. Due to these factors, it is important to review RPO in conjunction with product revenue and other financial metrics disclosed elsewhere herein.

Use of Forward‑Looking Statements

This release and the accompanying oral presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” Words such as “guidance,” “outlook,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Other than statements of historical fact, all statements contained in this release and accompanying oral presentation are forward-looking statements, including statements regarding (i) our future operating results, targets, or financial position; (ii) our business strategy, plans, or priorities; (iii) the release, adoption, and use of our new or enhanced products, services, and technology offerings, including those that are under development or not generally available; (iv) market size and growth, trends, and competitive considerations; (v) our vision, strategy and expected benefits relating to artificial intelligence, Snowpark, Snowflake Marketplace, the AI Data Cloud, and AI Data Clouds for specific industries or workloads, including the expected benefits and network effects of the AI Data Cloud; and (vi) the integration, interoperability, and availability of our products, services, and technology offerings with and on third-party products and platforms, including public cloud platforms.

The forward-looking statements contained in this release and the accompanying oral presentation are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to our business and financial performance; general market and business conditions, downturns, or uncertainty, including higher inflation, higher interest rates, fluctuations or volatility in capital markets or foreign currency exchange rates, and geopolitical instability; our ability to attract and retain customers; the extent to which customers continue to optimize consumption; the impact of new or optimized product features and pricing strategies on consumption, including Iceberg tables and tiered storage pricing; the extent to which customers continue to rationalize budgets and prioritize cash flow management, including through shortened contract durations; our ability to develop new products and services and enhance existing products and services; the extent to which customer adoption of new product capabilities results in durable consumption; the growth of successful native applications on the Snowflake Marketplace; our ability to respond rapidly to emerging technology trends, including the use of artificial intelligence; our ability to execute on our business strategy, including our strategy related to artificial intelligence, the AI Data Cloud, Snowpark, and Snowflake Marketplace; our ability to increase and predict customer consumption of our platform, particularly in light of the impact of holidays on customer consumption patterns; our ability to compete effectively; the impact of cybersecurity threat activity directed at our customers and any resulting reputational or financial damage; our ability to manage growth; our expectations regarding our stock repurchase program; and our expectations regarding the Notes, including the expected use of proceeds we received.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Form 10-Q for the fiscal quarter ended July 31, 2024 and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the fiscal quarter ended October 31, 2024.

Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor(s) may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. As a result of these risks, uncertainties, assumptions, and other factors, you should not rely on any forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Except as required by law, we undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Snowflake
Snowflake makes enterprise AI easy, efficient and trusted. More than 10,000 companies around the globe, including hundreds of the world’s largest, use Snowflake’s AI Data Cloud to share data, build applications, and power their business with AI. The era of enterprise AI is here. Learn more at snowflake.com (NYSE: SNOW).

Investor Contact
Jimmy Sexton
IR@snowflake.com

Press Contact
Eszter Szikora
Press@snowflake.com

Source: Snowflake Inc.

Snowflake Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023

Revenue	$942,094	$734,173	$2,639,626	$2,031,790
Cost of revenue	320,894	228,948	881,489	656,754
Gross profit	621,200	505,225	1,758,137	1,375,036
Operating expenses:
Sales and marketing	437,962	355,079	1,239,409	1,029,925
Research and development	442,435	332,065	1,290,889	923,473
General and administrative	106,260	78,704	297,171	240,906
Total operating expenses	986,657	765,848	2,827,469	2,194,304
Operating loss	(365,457)	(260,623)	(1,069,332)	(819,268)
Interest income	48,655	53,491	152,699	146,902
Interest expense	(689)	—	(689)	—
Other expense, net	(8,474)	(4,170)	(37,722)	(2,646)
Loss before income taxes	(325,965)	(211,302)	(955,044)	(675,012)
Provision for (benefit from) income taxes	1,937	3,392	8,444	(6,934)
Net loss	(327,902)	(214,694)	(963,488)	(668,078)
Less: net loss attributable to noncontrolling interest	(3,623)	(443)	(5,322)	(1,333)
Net loss attributable to Snowflake Inc.	$(324,279)	$(214,251)	$(958,166)	$(666,745)
Net loss per share attributable to Snowflake Inc. common stockholders—basic and diluted	$(0.98)	$(0.65)	$(2.88)	$(2.04)
Weighted-average shares used in computing net loss per share attributable to Snowflake Inc. common stockholders—basic and diluted	331,761	329,310	333,136	326,964

Snowflake Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$2,148,928	$1,762,749
Short-term investments	2,008,062	2,083,499
Accounts receivable, net	596,352	926,902
Deferred commissions, current	89,831	86,096
Prepaid expenses and other current assets	140,898	180,018
Total current assets	4,984,071	5,039,264
Long-term investments	892,777	916,307
Property and equipment, net	278,374	247,464
Operating lease right-of-use assets	280,719	252,128
Goodwill	990,665	975,906
Intangible assets, net	268,514	331,411
Deferred commissions, non-current	177,307	187,093
Other assets	329,831	273,810
Total assets	$8,202,258	$8,223,383
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$148,920	$51,721
Accrued expenses and other current liabilities	485,130	446,860
Operating lease liabilities, current	38,288	33,944
Deferred revenue, current	1,974,934	2,198,705
Total current liabilities	2,647,272	2,731,230
Convertible senior notes, net	2,269,459	—
Operating lease liabilities, non-current	287,881	254,037
Deferred revenue, non-current	11,973	14,402
Other liabilities	51,264	33,120
Snowflake Inc. stockholders’ equity	2,929,445	5,180,308
Noncontrolling interest	4,964	10,286
Total liabilities and stockholders’ equity	$8,202,258	$8,223,383

Snowflake Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net loss	$(327,902)	$(214,694)	$(963,488)	$(668,078)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	47,046	32,470	132,378	84,917
Non-cash operating lease costs	14,802	13,488	42,370	39,141
Amortization of deferred commissions	23,249	18,869	68,835	54,722
Stock-based compensation, net of amounts capitalized	363,259	298,286	1,051,195	862,517
Net accretion of discounts on investments	(9,097)	(16,234)	(33,869)	(49,226)
Net realized and unrealized losses (gains) on strategic investments in equity securities	8,611	1,790	35,814	(1,105)
Amortization of debt issuance costs	689	—	689	—
Deferred income tax	(581)	(213)	(532)	(13,107)
Other	2,961	2,474	4,879	14,286
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(163,488)	(104,705)	328,704	205,138
Deferred commissions	(26,031)	(25,478)	(62,785)	(66,470)
Prepaid expenses and other assets	9,109	4,658	42,456	51,574
Accounts payable	11,296	34,203	102,721	51,672
Accrued expenses and other liabilities	34,065	6,603	38,702	33,709
Operating lease liabilities	(9,055)	(12,716)	(34,344)	(28,739)
Deferred revenue	122,773	82,106	(226,686)	(67,409)
Net cash provided by operating activities	101,706	120,907	527,039	503,542
Cash flows from investing activities:
Purchases of property and equipment	(13,440)	(8,746)	(35,002)	(22,014)
Capitalized internal-use software development costs	(10,032)	(9,889)	(23,428)	(27,104)
Cash paid for business combinations, net of cash, cash equivalents, and restricted cash acquired	(8,219)	(14,963)	(17,125)	(279,534)
Purchases of intangible assets	—	(1,264)	—	(28,744)
Purchases of investments	(1,014,243)	(369,365)	(2,288,985)	(2,095,329)
Sales of investments	13,597	4,000	54,394	11,266
Maturities and redemptions of investments	765,195	971,087	2,276,653	2,751,148
Settlement of cash flow hedges	—	—	(749)	—
Net cash provided by (used in) investing activities	(267,142)	570,860	(34,242)	309,689
Cash flows from financing activities:
Proceeds from exercise of stock options	11,548	7,335	35,212	38,854
Proceeds from issuance of common stock under employee stock purchase plan	30,318	24,169	77,053	61,234
Taxes paid related to net share settlement of equity awards	(81,493)	(91,118)	(359,607)	(273,828)
Repurchases of common stock	(1,016,004)	(400,038)	(1,932,333)	(591,732)
Gross proceeds from issuance of convertible senior notes	2,300,000	—	2,300,000	—
Cash paid for issuance costs on convertible senior notes	(31,230)	—	(31,230)	—
Purchases of capped calls related to convertible senior notes	(195,500)	—	(195,500)	—
Net cash provided by (used in) financing activities	1,017,639	(459,652)	(106,405)	(765,472)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	778	(5,600)	(1,131)	(4,595)
Net increase in cash, cash equivalents, and restricted cash	852,981	226,515	385,261	43,164
Cash, cash equivalents, and restricted cash—beginning of period	1,313,257	773,380	1,780,977	956,731
Cash, cash equivalents, and restricted cash—end of period	$2,166,238	$999,895	$2,166,238	$999,895

Snowflake Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended October 31,				Nine Months Ended October 31,
	2024		2023		2024		2023
	Amount	Amount as a % of Revenue	Amount	Amount as a % of Revenue	Amount	Amount as a % of Revenue	Amount	Amount as a % of Revenue
Revenue:
Product revenue	$900,282	96%	$698,478	95%	$2,519,119	95%	$1,928,759	95%
Professional services and other revenue	41,812	4%	35,695	5%	120,507	5%	103,031	5%
Revenue	$942,094	100%	$734,173	100%	$2,639,626	100%	$2,031,790	100%
Year-over-year growth	28%		32%		30%		38%

Cost of revenue:
GAAP cost of product revenue	$263,622		$180,000		$718,861		$508,424
Adjustments:
Stock-based compensation-related charges	(32,240)		(19,434)		(89,253)		(57,972)
Amortization of acquired intangibles	(10,325)		(9,185)		(30,808)		(21,643)
Restructuring charges(1)	(7,678)		—		(7,678)		—
Non-GAAP cost of product revenue	$213,379		$151,381		$591,122		$428,809

GAAP cost of professional services and other revenue	$57,272		$48,948		$162,628		$148,330
Adjustments:
Stock-based compensation-related charges	(14,067)		(14,420)		(41,671)		(44,851)
Amortization of acquired intangibles	(1,663)		(1,663)		(4,952)		(4,771)
Non-GAAP cost of professional services and other revenue	$41,542		$32,865		$116,005		$98,708

GAAP cost of revenue	$320,894	34%	$228,948	31%	$881,489	33%	$656,754	32%
Adjustments:
Stock-based compensation-related charges	(46,307)		(33,854)		(130,924)		(102,823)
Amortization of acquired intangibles	(11,988)		(10,848)		(35,760)		(26,414)
Restructuring charges(1)	(7,678)		—		(7,678)		—
Non-GAAP cost of revenue	$254,921	27%	$184,246	25%	$707,127	27%	$527,517	26%

Gross profit (loss):
GAAP product gross profit	$636,660		$518,478		$1,800,258		$1,420,335
Adjustments:
Stock-based compensation-related charges	32,240		19,434		89,253		57,972
Amortization of acquired intangibles	10,325		9,185		30,808		21,643
Restructuring charges(1)	7,678		—		7,678		—
Non-GAAP product gross profit	$686,903		$547,097		$1,927,997		$1,499,950

GAAP professional services and other revenue gross loss	$(15,460)		$(13,253)		$(42,121)		$(45,299)
Adjustments:
Stock-based compensation-related charges	14,067		14,420		41,671		44,851
Amortization of acquired intangibles	1,663		1,663		4,952		4,771
Non-GAAP professional services and other revenue gross profit	$270		$2,830		$4,502		$4,323

GAAP gross profit	$621,200	66%	$505,225	69%	$1,758,137	67%	$1,375,036	68%
Adjustments:
Stock-based compensation-related charges	46,307		33,854		130,924		102,823
Amortization of acquired intangibles	11,988		10,848		35,760		26,414
Restructuring charges(1)	7,678		—		7,678		—
Non-GAAP gross profit	$687,173	73%	$549,927	75%	$1,932,499	73%	$1,504,273	74%

Gross margin:
GAAP product gross margin	71%		74%		71%		74%
Adjustments:
Stock-based compensation-related charges as a % of product revenue	3%		3%		5%		3%
Amortization of acquired intangibles as a % of product revenue	1%		1%		1%		1%
Restructuring charges as a % of product revenue	1%		—%		—%		—%
Non-GAAP product gross margin	76%		78%		77%		78%

GAAP professional services and other revenue gross margin	(37%)		(37%)		(35%)		(44%)
Adjustments:
Stock-based compensation-related charges as a % of professional services and other revenue	34%		40%		35%		43%
Amortization of acquired intangibles as a % of professional services and other revenue	4%		5%		4%		5%
Non-GAAP professional services and other revenue gross margin	1%		8%		4%		4%

GAAP gross margin	66%		69%		67%		68%
Adjustments:
Stock-based compensation-related charges as a % of revenue	5%		5%		5%		5%
Amortization of acquired intangibles as a % of revenue	1%		1%		1%		1%
Restructuring charges as a % of revenue	1%		—%		—%		—%
Non-GAAP gross margin	73%		75%		73%		74%

Operating expenses:
GAAP sales and marketing expense	$437,962	47%	$355,079	48%	$1,239,409	47%	$1,029,925	51%
Adjustments:
Stock-based compensation-related charges	(89,450)		(78,411)		(253,811)		(242,858)
Amortization of acquired intangibles	(7,906)		(7,575)		(23,337)		(22,435)
Non-GAAP sales and marketing expense	$340,606	36%	$269,093	37%	$962,261	36%	$764,632	38%

GAAP research and development expense	$442,435	47%	$332,065	45%	$1,290,889	49%	$923,473	45%
Adjustments:
Stock-based compensation-related charges	(204,139)		(169,526)		(617,915)		(482,412)
Amortization of acquired intangibles	(3,680)		(3,624)		(10,959)		(8,702)
Restructuring charges(1)	(9,863)		—		(9,863)		—
Non-GAAP research and development expense	$224,753	24%	$158,915	21%	$652,152	25%	$432,359	21%

GAAP general and administrative expense	$106,260	11%	$78,704	11%	$297,171	12%	$240,906	12%
Adjustments:
Stock-based compensation-related charges	(41,549)		(25,566)		(112,521)		(81,126)
Amortization of acquired intangibles	(451)		(451)		(1,343)		(1,338)
Expenses associated with acquisitions and strategic investments	(1,334)		(2,706)		(4,099)		(9,904)
Non-GAAP general and administrative expense	$62,926	7%	$49,981	7%	$179,208	7%	$148,538	7%

GAAP total operating expenses	$986,657	105%	$765,848	104%	$2,827,469	108%	$2,194,304	108%
Adjustments:
Stock-based compensation-related charges	(335,138)		(273,503)		(984,247)		(806,396)
Amortization of acquired intangibles	(12,037)		(11,650)		(35,639)		(32,475)
Expenses associated with acquisitions and strategic investments	(1,334)		(2,706)		(4,099)		(9,904)
Restructuring charges(1)	(9,863)		—		(9,863)		—
Non-GAAP total operating expenses	$628,285	67%	$477,989	65%	$1,793,621	68%	$1,345,529	66%

Operating income (loss):
GAAP operating loss	$(365,457)	(39%)	$(260,623)	(35%)	$(1,069,332)	(41%)	$(819,268)	(40%)
Adjustments:
Stock-based compensation-related charges(2)	381,445		307,357		1,115,171		909,219
Amortization of acquired intangibles	24,025		22,498		71,399		58,889
Expenses associated with acquisitions and strategic investments	1,334		2,706		4,099		9,904
Restructuring charges(1)	17,541		—		17,541		—
Non-GAAP operating income	$58,888	6%	$71,938	10%	$138,878	5%	$158,744	8%

Operating margin:
GAAP operating margin	(39%)		(35%)		(41%)		(40%)
Adjustments:
Stock-based compensation-related charges as a % of revenue	40%		42%		42%		45%
Amortization of acquired intangibles as a % of revenue	3%		3%		3%		3%
Expenses associated with acquisitions and strategic investments as a % of revenue	—%		—%		—%		—%
Restructuring charges as a % of revenue	2%		—%		1%		—%
Non-GAAP operating margin	6%		10%		5%		8%

Net income (loss):
GAAP net loss	$(327,902)	(35%)	$(214,694)	(29%)	$(963,488)	(37%)	$(668,078)	(33%)
Adjustments:
Stock-based compensation-related charges(2)	381,445		307,357		1,115,171		909,219
Amortization of acquired intangibles	24,025		22,498		71,399		58,889
Expenses associated with acquisitions and strategic investments	1,334		2,706		4,099		9,904
Restructuring charges(1)	17,541		—		17,541		—
Amortization of debt issuance costs	689		—		689		—
Income tax effect related to the above adjustments and acquisitions	(23,820)		(28,136)		(57,558)		(85,714)
Non-GAAP net income	$73,312	8%	$89,731	12%	$187,853	7%	$224,220	11%

Net income (loss) attributable to Snowflake Inc.:
GAAP net loss attributable to Snowflake Inc.	$(324,279)	(34%)	$(214,251)	(29%)	$(958,166)	(36%)	$(666,745)	(33%)
Adjustments:
Stock-based compensation-related charges(2)	381,445		307,357		1,115,171		909,219
Amortization of acquired intangibles	24,025		22,498		71,399		58,889
Expenses associated with acquisitions and strategic investments	1,334		2,706		4,099		9,904
Restructuring charges(1)	17,541		—		17,541		—
Amortization of debt issuance costs	689		—		689		—
Income tax effect related to the above adjustments and acquisitions	(23,820)		(28,136)		(57,558)		(85,714)
Adjustments attributable to noncontrolling interest, net of tax	(3,719)		(64)		(3,949)		(174)
Non-GAAP net income attributable to Snowflake Inc.	$73,216	8%	$90,110	12%	$189,226	7%	$225,379	11%

Net income (loss) per share attributable to Snowflake Inc. common stockholders—basic and diluted:
GAAP net loss per share attributable to Snowflake Inc. common stockholders—basic and diluted	$(0.98)		$(0.65)		$(2.88)		$(2.04)
Weighted-average shares used in computing GAAP net loss per share attributable to Snowflake Inc. common stockholders—basic and diluted	331,761		329,310		333,136		326,964

Non-GAAP net income per share attributable to Snowflake Inc. common stockholders—basic	$0.22		$0.27		$0.57		$0.69
Weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders—basic	331,761		329,310		333,136		326,964

Non-GAAP net income per share attributable to Snowflake Inc. common stockholders—diluted	$0.20		$0.25		$0.52		$0.62

GAAP weighted-average shares used in computing GAAP net loss per share attributable to Snowflake Inc. common stockholders—basic and diluted	331,761		329,310		333,136		326,964
Add: Effect of potentially dilutive common stock equivalents	22,615		32,357		25,858		34,524
Add: Effect of convertible senior notes	7,777		—		2,611		—
Non-GAAP weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders—diluted(3)	362,153		361,667		361,605		361,488

Free cash flow and adjusted free cash flow:
GAAP net cash provided by operating activities	$101,706	11%	$120,907	16%	$527,039	20%	$503,542	25%
Adjustments:
Purchases of property and equipment	(13,440)		(8,746)		(35,002)		(22,014)
Capitalized internal-use software development costs	(10,032)		(9,889)		(23,428)		(27,104)
Non-GAAP free cash flow	78,234	8%	102,272	14%	468,609	18%	454,424	22%
Adjustments:
Net cash paid on payroll tax-related items on employee stock transactions(4)	8,563		8,541		49,830		31,464
Non-GAAP adjusted free cash flow	$86,797	9%	$110,813	15%	$518,439	20%	$485,888	24%
Non-GAAP free cash flow margin	8%		14%		18%		22%
Non-GAAP adjusted free cash flow margin	9%		15%		20%		24%

(1) Restructuring charges relate to certain costs incurred by us during the three months ended October 31, 2024 in connection with a restructuring plan for a majority-owned subsidiary.

(2) Stock-based compensation-related charges included employer payroll tax-related expenses on employee stock transactions of approximately $9.3 million and $40.8 million for the three and nine months ended October 31, 2024, respectively, and $6.2 million and $34.5 million for the three and nine months ended October 31, 2023, respectively.

(3) For the periods in which we had non-GAAP net income, the non-GAAP weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders—diluted included (a) the effect of all potentially dilutive common stock equivalents (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan) and (b) the potential dilutive effect of shares issuable upon conversion of the convertible senior notes using the if-converted method, starting from the issuance date of the convertible senior notes. The capped call transactions entered into in connection with the convertible senior notes had no anti-dilutive impact for any of the periods presented. The potential dilutive effect of outstanding restricted stock units with performance conditions not yet satisfied is included in the non-GAAP weighted-average number of diluted shares at forecasted attainment levels to the extent we believe it is probable that the performance conditions will be met.

(4) The amounts for the three and nine months ended October 31, 2024 do not include employee payroll taxes of $81.5 million and $359.6 million, respectively, and the amounts for the three and nine months ended October 31, 2023 do not include employee payroll taxes of $91.1 million and $273.8 million, respectively, related to net share settlement of employee restricted stock units, which were reflected as cash outflows for financing activities.